As filed with the Securities and Exchange Commission on June 5, 2020
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
WESTWOOD HOLDINGS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-2969997 (I.R.S. Employer Identification No.)

200 Crescent Court, Suite 1200 Dallas, Texas (Address of Principal Executive Offices)	75201 (Zip Code)
SEVENTH AMENDED AND RESTATED WESTWOOD HOLDINGS GROUP, INC. STOCK INCENTIVE PLAN
(Full title of the plan)
Brian O. Casey
Chief Executive Officer
Westwood Holdings Group, Inc.
200 Crescent Court, Suite 1200
Dallas, Texas 75201
(Name and address of agent for service)
(214) 756-6900
(Telephone number, including area code, of agent for service)
Copies to:
Head of Corporate Section
Norton Rose Fulbright US LLP
2200 Ross Avenue, Suite 3600
Dallas, Texas 75201
Telephone: (214) 855-8000
Facsimile: (214) 855-8200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non‑accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee(3)
Common Stock, $0.01 par value per share	391,786 shares	$18.36	$7,193,190.96	$933.68
(1) This Form S-8 Registration Statement (this “Registration Statement”) registers 350,000 shares of Westwood Holdings Group, Inc.'s common stock, par value $0.01 per share (the "Common Stock"), reserved under the Seventh Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan (the "Plan") and 41,786 shares of Common Stock that were previously issued as restricted stock awards under the Plan but which were forfeited and returned to the Plan in accordance with the terms of the Plan, for an aggregate registration of 391,786 shares of Common Stock.
(2) If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this Registration Statement changes, the provisions of Rule 416 shall apply to this Registration Statement, and this Registration Statement shall be deemed to cover the additional securities resulting from the split of, or dividend on, the securities covered by this Registration Statement.

(3) Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee. The maximum price per Security and the maximum aggregate offering price are based on the average of the $19.01 (high) and $17.71 (low) sale price of the Registrant’s Common Stock as reported on the New York Stock Exchange on June 1, 2020, which date is within five business days prior to filing this Registration Statement.

EXPLANATORY NOTE

This Registration Statement relates solely to the registration of securities of the same class as other securities for which a registration statement on this form relating to an employee benefit plan is effective. This Registration Statement is filed for the purpose of registering 350,000 shares of Westwood Holdings Group, Inc. (the "Registrant") common stock, par value $0.01 per share (the "Common Stock"), reserved under the Seventh Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan (the "Plan") and 41,786 shares of Common Stock that were previously issued as restricted stock awards under the Plan, but which were forfeited and returned to the Plan in accordance with the terms of the Plan. Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 registering 948,100 shares of the Registrant’s Common Stock, filed on August 28, 2002 (Registration Statement 333-98841); the Registration Statement on Form S-8 registering an additional 1,000,000 shares of the Registrant’s Common Stock, filed on May 10, 2006 (Registration Statement 333-133963); the Registration Statement on Form S-8 registering an additional 700,000 shares of the Registrant’s Common Stock, filed on July 1, 2009 (Registration Statement 333-160377); the Registration Statement on Form S-8 registering an additional 750,000 shares of the Registrant’s Common Stock, filed on July 21, 2011 (Registration Statement 333-175696); the Registration Statement on Form S-8 registering an additional 500,000 shares of the Registrant’s Common Stock, filed on April 18, 2013 (Registration Statement 333-188002); the Registration Statement on Form S-8 registering an additional 500,000 shares of the Registrant’s Common Stock, filed on April 29, 2015 (Registration Statement 333-203728); the Registration Statement on Form S-8 registering an additional 250,000 shares of the Registrant's Common Stock, filed on May 18, 2017 (Registration Statement 333-218080); the Registration Statement on Form S-8 registering an additional 200,000 shares of the Registrant’s Common Stock, filed on May 11, 2018 (Registration Statement 333-224886); the Registration Statement on Form S-8 registering 373,168 shares of the Registrant's Common Stock, filed on November 9, 2018 (Registration Statement 333-228335); and the Registration Statement on Form S-8 registering 300,348 shares of the Registrant’s Common Stock, filed on July 11, 2019 (Registration Statement 333-232595) are incorporated by reference into this Registration Statement, except as amended hereby. Pursuant to General Instruction E of Form S-8, all information that has been incorporated by reference from the original registration statement is not repeated in this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents, previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement:

1.	Annual report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission on February 20, 2020;

2.	Quarterly report on Form 10-Q for the quarterly period ended March 31, 2020, filed with the Commission on April 29, 2020;

3.	Current report on Form 8-K filed with the Commission on April 29, 2020; and

4.	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 10 (Amendment No. 5) filed with the Commission on June 6, 2002.
All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.
Nothing in this Registration Statement shall be deemed to incorporate information furnished by us but not filed with the Securities and Exchange Commission pursuant to Items 2.02, 7.01 or 9.01 of Form S-K.

Item 8. Exhibits.

Exhibit
Number		Description of Exhibit
4.1	—	Amended and Restated Certificate of Incorporation of Westwood Holdings Group, Inc. (incorporated by reference from the Form 10-12B filed with the Commission on April 30, 2002)

4.1.1	—	First Amendment to Amended and Restated Certificate of Incorporation of Westwood Holdings Group, Inc., as amended (incorporated by reference from the Form 8-K filed with the Commission on May 7, 2008)

4.1.2	__
Second Amendment to Amended and Restated Certificate of Incorporation of Westwood Holdings Group, Inc., as amended (incorporated by reference from the Schedule 14A filed with the Commission on March 20, 2017)

4.1.3	—
Third Amendment to Amended and Restated Certificate of Incorporation of Westwood Holdings Group, Inc., as amended (incorporated by reference from the Schedule 14A filed with the Commission on March 19, 2019)

4.2	—	Amended and Restated Bylaws of Westwood Holdings Group, Inc. (incorporated by reference from the Form 8-K filed with the Commission on April 25, 2012)

4.2.1	—	Amendment No. 1 to the Amended and Restated Bylaws of Westwood Holdings Group, Inc. (incorporated by reference from the Schedule 14A filed with the Commission on March 20, 2017)

4.2.2	—	Amendment No. 2 to the Amended and Restated Bylaws of Westwood Holdings Group, Inc. (incorporated by reference from the Schedule 14A filed with the Commission on March 19, 2019)

4.3	—	Form of Certificate Evidencing Common Stock (incorporated by reference from the Form 10-12B filed with the Commission on April 30, 2002)

4.4	—	Seventh Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan (incorporated by reference from the Schedule 14A filed with the Commission on March 6, 2020)

5.1*	—	Opinion of Norton Rose Fulbright US LLP

23.1*	—	Consent of Deloitte & Touche LLP

23.2*	—	Consent of Norton Rose Fulbright US LLP (included in the opinion filed as Exhibit 5.1 hereto)

24.1*	—	Power of Attorney (included in the signature page to this Registration Statement)

*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 5, 2020.

WESTWOOD HOLDINGS GROUP, INC.

By:	/s/ Brian O. Casey

Brian O. Casey
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian O. Casey and Murray Forbes III, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Brian O. Casey	President, Chief Executive Officer and Director	June 5, 2020
Brian O. Casey	(Principal Executive Officer)

/s/ Murray Forbes III	Chief Financial Officer	June 5, 2020
Murray Forbes III	(Principal Financial Officer and Principal Accounting Officer)

/s/ Richard M. Frank	Chairman of the Board of Directors and Director	June 5, 2020
Richard M. Frank

/s/ Susan M. Byrne	Vice Chairman of the Board of Directors and Director	June 5, 2020
Susan M. Byrne

/s/ Ellen H. Masterson	Director	June 5, 2020
Ellen H. Masterson

/s/ Geoffrey R. Norman	Director	June 5, 2020
Geoffrey R. Norman

/s/ Raymond E. Wooldridge	Director	June 5, 2020
Raymond E. Wooldridge

EXHIBIT INDEX

Exhibit
Number		Description of Exhibit
4.1	—	Amended and Restated Certificate of Incorporation of Westwood Holdings Group, Inc. (incorporated by reference from the Form 10-12B filed with the Commission on April 30, 2002)

4.1.1	—	First Amendment to Amended and Restated Certificate of Incorporation of Westwood Holdings Group, Inc., as amended (incorporated by reference from the Form 8-K filed with the Commission on May 7, 2008)

4.1.2	__
Second Amendment to Amended and Restated Certificate of Incorporation of Westwood Holdings Group, Inc., as amended (incorporated by reference from the Schedule 14A filed with the Commission on March 20, 2017)

4.1.3	—
Third Amendment to Amended and Restated Certificate of Incorporation of Westwood Holdings Group, Inc., as amended (incorporated by reference from the Schedule 14A filed with the Commission on March 19, 2019)

4.2	—	Amended and Restated Bylaws of Westwood Holdings Group, Inc. (incorporated by reference from the Form 8-K filed with the Commission on April 25, 2012)

4.2.1	—	Amendment No. 1 to the Amended and Restated Bylaws of Westwood Holdings Group, Inc. (incorporated by reference from the Schedule 14A filed with the Commission on March 20, 2017)

4.2.2	—	Amendment No. 2 to the Amended and Restated Bylaws of Westwood Holdings Group, Inc. (incorporated by reference from the Schedule 14A filed with the Commission on March 19, 2019)

4.3	—	Form of Certificate Evidencing Common Stock (incorporated by reference from the Form 10-12B filed with the Commission on April 30, 2002)

4.4	—	Seventh Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan (incorporated by reference from the Schedule 14A filed with the Commission on March 6, 2020)

5.1*	—	Opinion of Norton Rose Fulbright US LLP

23.1*	—	Consent of Deloitte & Touche LLP

23.2*	—	Consent of Norton Rose Fulbright US LLP (included in the opinion filed as Exhibit 5.1 hereto)

24.1*	—	Power of Attorney (included in the signature page to this Registration Statement)

*	Filed herewith.